QuickLinks -- Click here to rapidly navigate through this document

Exhibit 32.2

INTERNATIONAL BUSINESS MACHINES CORPORATION

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report of International Business Machines Corporation (the "Company") on Form 10-K for the period ending December 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Martin J. Schroeter, Senior Vice President and Chief Financial Officer, Finance and Enterprise Transformation, of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

  (1)
  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ MARTIN J. SCHROETER Martin J. Schroeter Senior Vice President and Chief Financial Officer, Finance and Enterprise Transformation February 25, 2014

A signed original of this written statement required by Section 906 has been provided to IBM and will be retained by IBM and furnished to the Securities and Exchange Commission or its staff upon request.

QuickLinks

  Exhibit 32.2
INTERNATIONAL BUSINESS MACHINES CORPORATION CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002